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                                                                   EXHIBIT 23.2

The Board of Directors
American Technical Ceramics Corp.:

We consent to the use of our report, dated August 20, 1997, incorporated herein by reference and to the reference to our firm under the heading "Experts" in the Prospectus. Our report includes an explanatory paragraph related to the adoption in 1995 of Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities."


KPMG PEAT MARWICK LLP
Jericho, New York
April 22, 1998